EXHIBIT 99.1
                                  ------------


                  STOCK AND PROMISSORY NOTE PURCHASE AGREEMENT
                  --------------------------------------------


      THIS STOCK AND PROMISSORY NOTE PURCHASE AGREEMENT (the "AGREEMENT") is entered into this 23rd day of February, 2004, by and between Bell Investments, LLC, a Florida limited liability company (the "BUYER"), Huntington Chase Financial Group, LLC ("HUNTINGTON"), Edward W. Withrow III ("WITHROW"), Joseph
C. Vigliarolo ("VIGLIAROLO") and James N. Barber ("BARBER"). At times, Huntington, Withrow, Vigliarolo and Barber are collectively referred to as the "SELLERS".


                                    RECITALS:
                                    ---------

      A.  Huntington owns  23,000,000  shares of common stock,  par value $0.001
(the  "SHARES"),  of  Reward  Enterprises,   Inc.,  a  Nevada  corporation  (the
"COMPANY").

      B. Barber is the holder of $81,500 in promissory notes issued by the Company (collectively the "NOTES").

      C. Huntington and Barber desire to sell the Shares and the Notes, respectively, and the Buyer desires to purchase the Shares and the Notes on the terms and conditions contained within this Agreement.


                                   AGREEMENT:
                                   ----------

      NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. PURCHASE OF SHARES AND NOTES
         ---------------------------

         1.1. PURCHASE OF SHARES AND NOTES. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall purchase, and Huntington shall sell and deliver to the Buyer, the Shares which represent a total of at least a majority of the Company's authorized and outstanding capital stock. At Closing (as defined below), subject to the terms, restrictions and conditions of this Agreement, the Buyer shall purchase, and Barber shall sell and deliver to the Buyer, the Notes. All of the Shares and the Notes shall be free and clear of all liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description (collectively, "Encumbrances").

         1.2. PURCHASE PRICE AND PAYMENT.

              (a) PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Shares and the Notes to be purchased by the Buyer pursuant to SECTION 1.1 hereof shall be equal to $325,000, which shall be paid as set forth in this
SECTION 1.2 hereof. Huntington acknowledges and represents that the Shares of the Company to be purchased by the Buyer on the date hereof have been validly issued, fully paid and non-assessable.



              (b) MANNER OF PAYMENT.

                  (i) The Buyer shall place the Purchase Price in escrow with Kirkpatrick & Lockhart LLP, as escrow agent (the "ESCROW AGENT") on the date of this Agreement.

                  (ii) At the Closing (as defined below in SECTION 1.3) the Escrow Agent shall deliver via wire transfer the Purchase Price to Barber, who shall distribute the Purchase Price among Huntington and any other appropriate party. The wire instructions for Barber are set forth on EXHIBIT A hereto. None of the Sellers shall have any recourse or claim against the Escrow Agent or Buyer relating to the Purchase Price once the Purchase Price has been delivered to Barber.

         1.3. CLOSING. The parties to this Agreement shall consummate the transactions contemplated by this Agreement at a closing (the "CLOSING") to be held no later than February 24, 2004; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in SECTIONS 6, 7 AND 8 hereof. The date of Closing is referred to herein as the "CLOSING DATE." The Closing shall take place at the offices of counsel to the Buyer, or at such other place as may be mutually agreed upon by the Buyer and the Sellers. At the Closing, the Escrow Agent shall deliver to the Buyer the original stock certificate representing the Shares with executed original stock powers and the original Notes purchased hereby, and the Escrow Agent shall deliver the Purchase Price in accordance with Section 1.2(b)(ii).

      2. ADDITIONAL AGREEMENTS.
         ----------------------

         2.1. BOARD MEETING. Prior to the Closing, the Board of Directors of the Company shall hold a meeting to elect Earl Ingarfield to the office of President and vote to expand the size of the Board from two to three members. Prior to the conduct of any other business at the meeting, all members of the Board shall appoint Earl Ingarfield to the position of Director of the Board and then resign.

         2.2. ACCESS AND INSPECTION, ETC. The Sellers shall allow the Buyer and its authorized representatives full access to the Company during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as the Buyer may reasonably request in connection with the transactions contemplated hereby, and shall cause the Company to furnish Buyer such information concerning its affairs as Buyer may reasonably request. The Sellers shall cause the Company's personnel to assist the Buyer in making such investigation and shall use their best efforts to cause the counsel, accountants, engineers and other non-employee representatives of the Company to be reasonably available to Buyer for such purposes.

         2.3. CONFIDENTIAL TREATMENT OF INFORMATION. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to SECTION 10 hereof, each party shall promptly return to the other any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

         2.4. PUBLIC ANNOUNCEMENTS. Until after the Closing Date, the parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

         2.5. BEST EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

         2.6. FURTHER ASSURANCES. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to issue the shares of the Company's Common Stock and to consummate the transactions contemplated by this Agreement.

      3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE COMPANY.

      To induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers represent and warrant to and covenant with the Buyer as follows, provided, however, Vigliarolo is not providing the representations and warranties made in Section 3.28:

         3.1. ORGANIZATION; COMPLIANCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company. SCHEDULE 3.1 lists all locations where the Company has an office or place of business and the nature of the ownership interest in such property (fee, lease, or other).

         3.2. CAPITALIZATION AND RELATED MATTERS.

              (a) The Company has an authorized capital consisting of 200,000,000 shares of Common Stock, no shares of Preferred Stock, of which 45,765,000 shares of Common Stock are issued and outstanding at the date hereof. All shares of Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Common Stock (i) were issued in violation of the preemptive rights of any shareholder, or (ii) are held as treasury stock.

              (b) Except for the Notes, there are no outstanding securities convertible into capital stock of the Company nor any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock (collectively, "SECURITIES RIGHTS"). The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

              (c) Attached hereto as SCHEDULE 3.2(C) is a shareholder list (the "SHAREHOLDER LIST") of a recent date. Each shareholder identified on the Shareholder List is the record and beneficial owner of the number of shares of the Company's Common Stock shown opposite his name. The Company is not a party to any agreement, understanding or arrangement, direct or indirect, relating to any class or series of the Company's capital stock, including, without limitation, any voting agreement, restriction on resale, shareholder agreement or registration rights agreement.

         3.3. SUBSIDIARIES AND INVESTMENTS.
              -----------------------------

              (a) SCHEDULE 3.3 discloses with respect to each Subsidiary (as defined below) (i) its name, (ii) the jurisdiction of its organization, (iii) the number of its authorized shares or other equity interests, (iv) the number of its outstanding shares or other equity interests of each class or series, and
(v) the name of the owner and the number and percentage of outstanding shares or other equity interests of each class or series of such Subsidiary owned of record and, if different, owned beneficially by the Company and any other person. All of the outstanding capital stock and other equity interests of each of the Subsidiaries is validly issued, fully paid and nonassessable and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. There are no Securities Rights relating to any shares of capital stock, other equity interests or other securities of any of the Subsidiaries. The Company and the Subsidiaries have good, marketable and exclusive title to the shares or other equity interests disclosed on SCHEDULE
3.3 as being owned by each of them, free and clear of all Encumbrances. All rights and powers to vote such shares or other equity interests are held exclusively by the Company, directly or indirectly through one or more of the Subsidiaries, as the case may be. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to own or lease its properties and to carry on its business as now conducted. For the purposes hereof, a "SUBSIDIARY" means any corporation, limited liability company, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 20% of the outstanding voting securities or equity interests.

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

              (b) Except as disclosed in SCHEDULE 3.3, the Company does not own, nor has it ever owned, any equity interest in any corporation, limited liability company, partnership, joint venture or other entity.




         3.4. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

              (a) This Agreement is a valid and binding agreement of the Sellers, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

              (b) The execution and delivery of this Agreement by the Sellers does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the each of the Sellers is a party, pursuant to which any of the Sellers otherwise receives benefits, or to which any of the properties of the Company is subject.

         3.5. CORPORATE RECORDS. The statutory records, including the stock register and minute books of the Company, a copy of which is attached as
SCHEDULE 3.5, fully reflect all issuances, transfers and redemptions of its capital stock, correctly show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and bylaws as amended and currently in force.

         3.6. FINANCIAL STATEMENTS.

              (a) The Sellers will deliver to the Buyer by the Closing Date the consolidated unaudited balance sheet of the Company as of December 31, 2003, the consolidated unaudited consolidated statement of operations of the Company for the fiscal year ended December 31, 2003 the Company's unaudited consolidated statement of cash flows for the fiscal year ended December 31, 2003 and the Company's unaudited statements of stockholders' equity for the fiscal year ended December 31, 2003. All the foregoing financial statements, and any financial statements delivered pursuant to subsection (c) below, are referred to herein collectively as the "COMPANY FINANCIAL STATEMENTS."

              (b) The Company Financial Statements have been and will be prepared in accordance with GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended.

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

              (c) Until Closing, the Sellers will furnish to Buyer consolidated unaudited interim financial statements of the Company for each month subsequent to December 31, 2003 as soon as practicable but in any event within thirty (30) days after the close of any such month.

         3.7. LIABILITIES. The Company has no material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise.

         3.8. ABSENCE OF CHANGES. Except as described in SCHEDULE 3.8 and in the other Schedules to this Agreement, from December 31, 2003 to the date of this
Agreement:

              (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company; and

              (b) the Company has complied with the covenants and restrictions set forth in SECTION 5 to the same extent as if this Agreement had been executed on, and had been in effect since, December 31, 2003.

         3.9. TITLE TO PROPERTIES. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the 2003 Company Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all Encumbrances of any kind or character.

         3.10. COMPLIANCE WITH LAW. The business and activities of the Company has at all times been conducted in accordance with its articles of incorporation and bylaws and any applicable law, regulation, ordinance, order, License (defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

         3.11. TAXES. The Company has duly filed all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through December 31, 2003 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. The tax returns of the Company have never been examined by any authority or other administrative body or court of any state or country. There are not now any examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind. The Company shall duly and timely prepare and file all material federal, state, local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on the Company or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, which become due prior to the Closing Date and all such returns will be complete and accurate when filed.

         3.12. REAL PROPERTIES. The Company does not have an interest in any real property, except for the Leases (as defined below).

         3.13. LEASES OF REAL PROPERTY. All leases pursuant to which the Company is lessee or lessor of any real property (the "LEASES") are listed in SCHEDULE
3.13 and are valid and enforceable in accordance with their terms. There is not under any of such leases (a) any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring, or (b) to the knowledge of the Company, any material default by any lessee of the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by any lessee. The copies of the Leases heretofore furnished to Buyer are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "LEASED PROPERTIES").

         3.14. CONTINGENCIES. There are no actions, suits, claims or proceedings pending, or to the knowledge of the Company threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of the Company to consummate the transactions contemplated hereby. To the knowledge of the Company, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against it. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

         3.15. PRODUCTS LIABILITY; WARRANTIES; INSURANCE. The Company will have not loss, damage, liability, fine, penalty, cost and expense (each, a "Liability") that is not fully covered by insurance relating to any product manufactured, distributed or sold by the Company prior to the Closing, whether or not such Liability is related to products that are defective or improperly designed or manufactured or are in breach of any express or implied product warranty. SCHEDULE 3.15 discloses and describes the terms of all express product warranties under which the Company may have Liability after the Closing Date.

         3.16. INTELLECTUAL PROPERTY RIGHTS.

              (a) The Company owns and possesses all right, title and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of its business as presently conducted and none of such Proprietary Rights have been abandoned;

              (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or, to the knowledge of the Company, is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

              (c) neither the Company nor any registered agent of any of the foregoing has received any notice of, nor is the Company aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

              (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

              (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

              (f) As used herein, the term "PROPRIETARY RIGHTS" means all proprietary information of the Company, as the case may be, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the business of the Company, including those proprietary, industrial or intellectual property rights found at the Company's websites listed on SCHEDULE 3.16.

              (g) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of the Company to continue to use the Proprietary Rights. To the extent that the registration of any Proprietary Right is required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SCHEDULE 3.16 sets


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

forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

         3.17. MATERIAL CONTRACTS. SCHEDULE 3.17 contains a complete list of all contracts of the Company, which involve consideration in excess of the equivalent of $5,000 or have a term of one year or more (the "MATERIAL
CONTRACTS"). The Sellers will deliver to Buyer by the Closing Date a true, correct and complete copy of each of the written contracts, and a summary of each oral contract, listed on SCHEDULE 3.17. The Company has (a) performed all material obligations to be performed by them under all such contracts, and is not in material default thereof, and (b) no condition exists or has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or accelerate the maturity of, or otherwise modify, any such contract, and (c) all such contracts are in full force and effect. No material default by any other party to any of such contracts is known or claimed by the Company to exist.

         3.18. INSURANCE. SCHEDULE 3.17 contains a complete list of all policies of insurance presently maintained by the Company all of which are, and will be maintained through the Closing Date, in full force and effect; and all premiums due thereon have been paid and the Company has not received any notice of cancellation with respect thereto. The Sellers have heretofore delivered to Buyer or its representatives a true, correct and complete copy of each such insurance policy.

         3.19. EMPLOYMENT AND LABOR MATTERS. SCHEDULE 3.19 sets forth the name, position, employment date, and 2003 and 2004 compensation (base and bonus) of each employee of the Company who earned any compensation in 2003 or 2004. The Company is not a party to any collective bargaining agreement (whether industry wide or on a company level) or agreement of any kind with any union or labor organization. There has not been any attempt by any union or other labor organization to organize the employees of the Company at any time in the past five (5) years. The Company has no employment agreements or consulting agreements in effect with any person.

         3.20. EMPLOYEE BENEFIT MATTERS.

              (a) The Company does not currently provide, nor is it obligated to provide, directly or indirectly, any benefits for employees.

              (b) Each employee benefit plan previously maintained by or on behalf of the Company or any other party (including any terminated pension plans) which covers or covered any employees or former employees of the Company (collectively, the "EMPLOYEE BENEFIT PLAN") is listed in SCHEDULE 3.20. The Sellers will deliver to Buyer by the Closing Date true and complete copies of all such plans and any related documents. With respect to each such plan: (a) no litigation, administrative or other proceeding or claim is pending, or to the knowledge of any of the Sellers, threatened or anticipated involving such plan;
(b) there are no outstanding requests for information by participants or beneficiaries of such plan; and (c) such plan has been administered in compliance in all material respects with all applicable laws and regulations.

Any prior Employee Benefit Plan, including stock option plans, are no longer in effect.

              (c)  The  Company   has  timely  made   payment  in  full  of  all
contributions to all of the Employee Benefit Plans which the Company was obligated to make prior to the date hereof; and there are no contributions declared or payable by the Company to any Employee Benefit Plan which, as of the date hereof, has not been paid in full.

         3.21. POSSESSION OF FRANCHISES, LICENSES, ETC. The Company: (a) possesses all material franchises, certificates, licenses, permits and other authorizations (collectively, the "LICENSES") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith.

         3.22. ENVIRONMENTAL MATTERS. Since the date of its incorporation, (i) the Company is not and has not been in violation, in any material respect, of any Environmental Law (as defined below); (ii) the Company has received all permits and approvals with respect to emissions into the environment and the proper collection, storage, transport, distribution or disposal of Wastes (as defined below) and other materials required for the operation of its business at present operating levels; and (iii) the Company is not liable or responsible for any material clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of the Company (whether owned or leased), or in or on any other property, including property no longer owned, leased or used by the Company. As used herein, (a) "ENVIRONMENTAL LAWS" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "WASTES" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

         3.23. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES. Except as disclosed on SCHEDULE 3.23, the Company is not, and since the date of its incorporation, has not been, a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) a shareholder, (b) any person related by blood, adoption or marriage to shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "RELATED PARTY" and collectively as the "RELATED PARTIES"). Without limiting the generality of the foregoing, no Related Party, directly or indirectly, owns or controls any assets or properties which are or have since the date of the Company's incorporation been used in the business of the Company.

         3.24. BUSINESS PRACTICES. The Company has not, at any time, directly or indirectly, made any contributions or payment, or provided any compensation or benefit of any kind, to any municipal, county, state, federal or foreign governmental officer or official, or any other person charged with similar public or quasi-public duties, or any candidate for political office. The Company's books, accounts and records (including, without limitation, customer files, product packaging and invoices) accurately describe and reflect, in all material respects, the nature and amount of the Company's products, purchases, sales and other transactions. Without limiting the generality of the foregoing, the Company has not engaged, directly or indirectly, in: (a) the practice known as "double-invoicing" or the use or issuance of pro-forma or dummy invoices; or
(b) the incorrect or misleading labeling, marketing or sale of refurbished goods as new goods.

         3.25. REPORTS. The Company has filed all required forms, reports and documents with the SEC for the three years ended December 31, 2003 and required to be filed prior to the Closing Date, including a Schedule 14f-1 which was mailed to all shareholders of record on February 13, 2004, (the "SEC REPORTS"), all of which, when filed, complied in all material respects with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The Company is a reporting company under Section 12(g) of the Securities Act of 1933. None of the SEC Reports, when made, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the balance sheets (including related notes) included in the SEC Reports fairly presents the consolidated financial position of the Company and the Company's Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the consolidated results of operations and the changes in consolidated financial position of the Company and the Company's Subsidiaries for the respective periods indicated therein, except, in the case of interim financial statements, for the year-end audit adjustments, consisting only of a normal recurring accruals which individually and in the aggregate are not material. Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

         3.26. SHAREHOLDER MATTERS. None of the matters set forth in this Agreement require the approval of the Company's shareholders, including, without limitation, the election of the Buyer's directors.

         3.27. FULL DISCLOSURE. No representation or warranty of the Company contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.28. ORGANIZATION OF HUNTINGTON. Huntington is a limited liability company duly organized, validly existing and in good standing under the laws of Nevada. The Company is: (a) entitled to own or lease its properties, including the Shares and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company. The Company has been duly authorized to sell the Shares pursuant to this Agreement.

      4. REPRESENTATIONS AND WARRANTIES OF BUYER.
         ----------------------------------------

      To induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to and covenants with the Buyer as follows:

         4.1. ORGANIZATION. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Florida. The Buyer has all requisite power and authority to execute, deliver and carry out the terms of this Agreement and the consummation of the transactions contemplated herein.

         4.2. EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

              (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

              (b) The execution and delivery of this Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the articles of organization or operating agreements of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

         4.3. SECURITIES LAWS.

              (a) The Buyer is purchasing the Shares and the Notes for investment purposes and not with a view to the sale or distribution, by public or private sale or other disposition, and the Buyer has no present intention of selling, granting any participation in or otherwise distributing or disposing of any of the Shares or the Notes.

              (b) The Buyer is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

              (c) The Buyer is a sophisticated investor familiar with the type of risks inherent in the acquisition of securities such as the Shares and the Notes of the Company and the Buyer's financial position is such that the Buyer can afford to retain the Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.



      5. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.
         ---------------------------------------------------

      The Sellers covenant and agree that between the date hereof and the Closing Date the Company shall:

         5.1. BUSINESS IN THE ORDINARY COURSE. The business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing, or as otherwise approved by
Buyer:

              (a) the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

              (b) the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

              (c) the Company shall not acquire any material assets;

              (d) the Company shall maintain in full force and effect all insurance policies referred to in SECTION 3.18 hereof or other insurance equivalent thereto;

              (e) the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

              (f) the Company shall use its best efforts to preserve its business organization;

              (g) except as it may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of their contracts and commitments;

              (h) the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

              (i) the Company shall not create, incur or assume any liability or indebtedness;

              (j) the Company shall not make or commit to make any capital expenditures in excess of one thousand dollars ($1,000) in the aggregate;

              (k) the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any shareholder or any Related Party; and

              (l) the Company shall not take or omit to take any action which would render any of the representations or warranties untrue or misleading, or which would be a breach of any of the covenants.

         5.2. NO MATERIAL CHANGES. Except as contemplated in this Agreement, the Company shall not materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

              (a) no change shall be made in the articles of incorporation or bylaws of the Company;

              (b) no change shall be made in the authorized or issued capital stock of the Company;

              (c) the Company shall not issue or grant shares of the Company or any right or option to purchase or otherwise acquire any of its capital stock or other securities; and

              (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company.

         5.3. COMPENSATION. No compensation shall be paid or become payable to any director, officer, employee or agent of the Company, and no bonus or profit-share payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent.

         5.4. NOTIFICATION. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Sellers will promptly notify the Buyer of any event that could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Sellers shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Sellers, the Buyer shall have the right to then exercise its available rights and remedies hereunder.

      6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.
         -----------------------------------------

      The obligation of Buyer and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the

Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Buyer and the Sellers:

         6.1. ABSENCE OF ACTIONS. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in any amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Buyer or the Sellers or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Sellers, the Company or the Buyer.

         6.2. CONSENTS. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof, including, without limitation, the consents listed on
SCHEDULE 6.2.

      7. CONDITIONS TO OBLIGATIONS OF THE BUYER.
         ---------------------------------------

      All obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Buyer:

         7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in SECTION 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Sellers in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

         7.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Sellers shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

         7.3. ABSENCE OF MATERIAL ADVERSE CHANGES. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

         7.4. BOARD APPROVAL. The Company's Board of Directors shall have taken the action required by them pursuant to SECTION 2.1 hereof.

         7.5. SHARES AND NOTES. Nothing shall have occurred to effect the Sellers unencumbered ownership of the Shares and the Notes, respectively.

         7.6. EMPLOYMENT MATTERS.

              (a) All officers and directors of the Company shall have resigned from their positions with the Company and shall deliver to the Buyer by the Closing Date a general release in the form attached hereto as EXHIBIT B. Further, Sellers, through execution of this Agreement, shall release the Company from any claims, including claims relating to their employment (including, without limitation, any claims for past or future compensation, performance bonus or other compensation).

              (b) All employees of the Company and each Subsidiary shall have resigned from the Company.

         7.7. CORPORATE DOCUMENTS. The Sellers shall have delivered to the Buyer the articles of incorporation of the Company and each Subsidiary certified by an appropriate official of its respective jurisdiction of incorporation as being in effect as of a recent date, the bylaws of the Company and each Subsidiary certified by an appropriate officer as in effect at the Closing, the minute books and corporate records of the Company and each Subsidiary and the stock ledger of the Company and each Subsidiary.

         7.8. OTHER DOCUMENTS. The Sellers shall have delivered to the Buyer such other documents and instruments as the Buyer deems reasonably necessary or desirable to consummate the transactions contemplated hereby.

         7.9. CERTIFICATE OF THE COMPANY. The Sellers shall have executed and delivered, or caused to be executed and delivered, to the Buyer one or more certificates, dated the Closing Date, certifying in such detail as the Buyer may reasonably request to the fulfillment and satisfaction of the conditions specified in SECTIONS 7.1 THROUGH 7.8 above.

            All documents delivered to the Buyer shall be in form and substance reasonably satisfactory to the Buyer.

      8. CONDITIONS TO OBLIGATIONS OF THE COMPANY.
         -----------------------------------------

      All of the obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Sellers:

         8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in SECTION 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Buyer in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

         8.2. COMPLIANCE WITH AGREEMENTS AND CONDITIONS. Buyer shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

         8.3. CERTIFICATE OF BUYER. The Buyer shall have delivered to the Company a certificate, executed by an executive officer and dated the Closing Date, certifying in such detail as counsel for the Company may reasonably request to the fulfillment and satisfaction of the conditions specified in SECTIONS 8.1 THROUGH 8.2 above.

      9. INDEMNITY.
         ----------

         9.1. INDEMNIFICATION BY THE SELLERS. The Sellers, jointly and severally, shall defend, indemnify and hold harmless the Buyer, its direct and indirect parent corporations, subsidiaries and affiliates, their officers, members, directors, employees and agents (hereinafter collectively called "BUYER INDEMNITEES") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "BUYER LOSSES"), suffered or incurred by any Buyer Indemnitee by reason of, or arising out of:

              (a) any misrepresentation, breach of warranty or breach or nonfulfillment of any covenant, obligation or agreement of the Sellers contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of the Sellers pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

              (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the 2003 Company Balance Sheet, and required to be shown therein in accordance with GAAP, to the extent not reflected or reserved against in full in the 2003 Company Balance Sheet; or
(ii) arising or occurring between December 31, 2003 and the Closing Date.

         9.2. INDEMNIFICATION BY BUYER. The Buyer shall defend, indemnify and hold harmless the Sellers against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "SELLERS LOSSES"), suffered or incurred by Sellers by reason of or arising out of:

              (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material covenant, obligation or agreement of Buyer contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Sellers by or on behalf of Buyer pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

              (b) any liabilities of the Sellers of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from the Buyer's ownership or operation of the

Company after Closing, but only so long as such liability is not the result of an act or omission of the Company occurring prior to Closing. Buyer Losses and Sellers Losses are sometimes collectively referred to as "INDEMNIFIABLE Losses."



         9.3. DEFENSE OF CLAIMS.
              ------------------

              (a) Each party seeking indemnification hereunder (an "INDEMNITEE"): (i) shall provide the other party or parties (the "INDEMNITOR") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action. The failure of an Indemnitee to give any notice required by this Section shall not affect any of such party's rights under this Section or otherwise, except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnitor.

              (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen (15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

              (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

         9.4. WAIVER. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

      10. TERMINATION.
          ------------

         10.1. TERMINATION. This Agreement may be terminated at any time on or prior to the Closing:

              (a) By mutual consent of Buyer and the Sellers; or

              (b) At the election of Buyer if: (i) the Sellers have breached or failed to perform or comply with any of their representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in SECTION 6 OR 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by January 30, 2003; or

              (c) At the election of the Sellers only if Buyer has received the return of all funds forwarded to the Escrow Agent and if: (i) Buyer has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in SECTION 6 OR 8 is not satisfied as and when required by this Agreement; or (iii) if the Closing has not been consummated by January 30, 2004.

         10.2. MANNER AND EFFECT OF TERMINATION. Written notice of any termination ("TERMINATION NOTICE") pursuant to this SECTION 10 shall be given by the party electing termination of this Agreement ("TERMINATING PARTY") to the other party or parties (collectively, the "TERMINATED PARTY"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under SECTIONS 2.3 AND 2.4; (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder, or (c) the return of all funds received by the Escrow Agent to Buyer.

      11. MISCELLANEOUS.
          -------------

         11.1. NOTICES.

              (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of two (2) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

             (i) If to Buyer: Bell Investments, LLC 2033 Main Street Suite 500 Sarasota, Florida 34236


             With a copy to:               Harris C. Siskind, Esq.
                                           Kirkpatrick & Lockhart LLP
                                           201 South Biscayne Blvd.
                                           Suite 2000, Miami Center
                                           Miami, Florida 33131


            (ii)                           If to the Sellers:  Jim Barber,  Esq.
                                           50 West Broadway  Suite 100, Bank One
                                           Tower Salt Lake City, Utah 84101-2066



              (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

         11.2. SURVIVAL. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing.

         11.3. COUNTERPARTS; INTERPRETATION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         11.4. GOVERNING LAW. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or federal courts in Dade County, Florida, U.S.A. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Dade County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Dade County, Florida.

         11.5. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Sellers may not assign this Agreement or any rights hereunder, in whole or in part.

         11.6. PARTIAL INVALIDITY AND SEVERABILITY. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement not essential to the commercial purpose of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

         11.7. WAIVER. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         11.8. HEADINGS. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

         11.9. EXPENSES. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Buyer or the Sellers as each incurs such expenses.

         11.10. FINDER'S FEES. The Buyer represents to the Sellers that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Buyer to be paid for or on account of the transactions contemplated hereby. The Sellers represent to the Buyer that a broker, agent, finder or other party may have been retained by the Sellers in connection with the transactions contemplated hereby and that any fee or commission that has been agreed to by the Sellers or the Company to be paid for or on account of the transactions contemplated hereby shall be paid by the Sellers, with no recourse to the Company or the Buyer.

         11.11. GENDER. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         11.12. CURRENCY. All foreign currency amounts required to be converted to U.S. Dollars for purposes of this Agreement shall be converted in accordance with GAAP.

         11.13. ACCEPTANCE BY FAX. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

         11.14. ATTORNEYS FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs and all expenses (including, without limitation, all such fees, costs and expenses incident to appellate, bankruptcy, post-judgment and alternative dispute resolution proceedings), incurred in that action or proceeding, in addition to any other relief to which such party may be entitled.

         11.15. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

      IN WITNESS WHEREOF, the parties have executed this Stock and Note Purchase Agreement or caused this Stock and Note Purchase Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

SELLERS:                                   BUYER:

HUNTINGTON CHASE FINANCIAL GROUP, LLC      BELL INVESTMENTS, LLC

By:  /s/ Edward W. Winthrow, III           By:   /s/ Earl Ingarfield
    --------------------------------            --------------------------------
Its: Manager                               Its:  Manager
     -------------------------------            --------------------------------


/s/ Edward W. Winthrow, II
------------------------------------
Edward W. Withrow, III


/s/ Joseph C. Vigliarolo
------------------------------------
Joseph C. Vigliarolo


/s/ James N. Barber
------------------------------------
James N. Barber

                                     OFFICES

                                  SCHEDULE 3.1
                                  ------------



1327 Ocean Avenue, Suite M
Santa Monica, CA  90401

                                SHAREHOLDER LIST

                                 SCHEDULE 3.2(C)
                                 ---------------


Attached.

                           SUBSIDIARIES & INVESTMENTS

                                  SCHEDULE 3.3
                                  ------------


None.

                                CORPORATE RECORDS

                                  SCHEDULE 3.5
                                  ------------



Public filings provided.

                               ABSENCE OF CHANGES

                                  SCHEDULE 3.8
                                  ------------


None.

                            LEASES OF REAL PROPERTY

                                 SCHEDULE 3.13
                                 -------------


None.

                    PRODUCTS LIABILITY; WARRANTIES; INSURANCE

                                  SCHEDULE 3.15
                                  -------------


None.

                          INTELLECTUAL PROPERTY RIGHTS

                                  SCHEDULE 3.16
                                  -------------


None.

                               MATERIAL CONTRACTS

                                  SCHEDULE 3.17
                                  -------------


None.

                           EMPLOYMENT & LABOR MATTERS

                                  SCHEDULE 3.19
                                  -------------


None.

                            EMPLOYEE BENEFIT MATTERS

                                  SCHEDULE 3.20
                                  -------------


None.

                         AGREEMENTS & TRANSACTIONS WITH
                                 RELATED PARTIES

                                  SCHEDULE 3.23
                                  -------------


None.

                                    CONSENTS

                                  SCHEDULE 6.2
                                  ------------


None.

                                    EXHIBIT A

                                WIRE INSTRUCTIONS
                                -----------------


  James N. Barber
 Attorney Trust Account
 Bank One Utah, NA
 Broadway/West Temple Branch
 80 West Broadway
 Salt Lake City, UT 84101

Account No. 912651273
 ABA Routing No. 124001545

                                    EXHIBIT B

                                 GENERAL RELEASE


                         KNOW ALL MEN BY THESE PRESENTS:

THAT JIM BARBER, FIRST PARTY, FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 ($10.00) DOLLARS, OR OTHER VALUABLE CONSIDERATIONS, RECEIVED FROM OR ON BEHALF OF BELL INVESTMENTS, LLC AND REWARD ENTERPRISES, INC., COLLECTIVELY SECOND PARTY, THE RECEIPT WHEREOF IS HEREBY ACKNOWLEDGED,

      (Wherever used herein the terms "first party" and "second party" shall include singular and plural, heirs, legal representatives, and assigns, of individuals, officers, directors, shareholders, agents, employees and successors and assigns of corporations, wherever the context so admits or requires.)

      HEREBY REMISE, RELEASE, ACQUIT, SATISFY, AND FOREVER DISCHARGE THE SAID SECOND PARTY, OF AND FROM ALL, AND ALL MANNER OF ACTION AND ACTIONS, CAUSE AND CAUSES OF ACTION, SUITS, DEBTS, DUES, SUMS OF MONEY, ACCOUNTS, RECKONINGS, BONDS, BILLS, SPECIALTIES, COVENANTS, CONTRACTS AND CONTROVERSIES, AGREEMENTS PROMISES, VARIANCES, TRESPASSES, DAMAGES, JUDGMENTS, EXECUTIONS, CLAIMS AND DEMANDS WHATSOEVER, IN LAW OR IN EQUITY, WHICH SAID FIRST PARTY EVER HAD, NOW HAS, OR WHICH ANY PERSONAL REPRESENTATIVE, SUCCESSOR, HEIR OR ASSIGN OF SAID FIRST PARTY, HEREAFTER CAN, SHALL OR MAY HAVE, AGAINST SAID SECOND PARTY, FOR, UPON OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER, FROM THE BEGINNING OF THE WORLD TO THE DAY OF THESE PRESENTS.

      IN WITNESS WHEREOF, WE HAVE HEREUNTO SET OUR HAND AND SEAL THIS ___ DAY OF JANUARY, 2004.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF:


Signature                                          Jim Barber


Printed Name


Signature


Printed Name

STATE OF __________)

COUNTY OF ________)

      I hereby certify that on this day, before me, an officer duly authorized to administer oaths and take acknowledgments, personally appeared Jim Barber, known to me to be the person described in and who executed the foregoing instrument on behalf of said corporation and, who acknowledged before me that he/she executed the same on behalf of said corporation, that I relied upon the following form of identification ________________ of the above named person/that he/she is personally known to me, and that an oath (was)(was not) taken.

      Witness my hand and official seal in the County and State last aforesaid this ____ day of January, 2004.


--------------------------------------
                                          Notary Public
                                          State of ___________
                                                             [NOTARY STAMP SEAL]